Exhibit 99.1

            Dayton Superior Reports Second Quarter Results


    DAYTON, Ohio--(BUSINESS WIRE)--Aug. 5, 2003--Dayton Superior today reported that sales for the second quarter of 2003 totaled $100.3 million, a 5.9% decline from year earlier second quarter sales of $106.5 million. Sales declined as a lagging domestic economy continued to adversely impact non-residential construction activity during the recent quarter.
    Gross margin for the second quarter of 2003 was 30.9% as compared to 34.4% in the second quarter of 2002. This was largely due to reduced rental revenues. The decline in gross margin was offset in part by management's aggressive actions to cut SG&A expenses. These expenses declined by 12.0%, twice the rate of the sales decline, thus enabling Dayton Superior to post a 140 basis point improvement in SG&A expenses as a percent of net sales. Dayton's SG&A declined to 20.0% in the recent quarter, the lowest quarterly level in several years, from 21.4% in the second quarter of 2002.
    Income from operations in the recent quarter totaled $10.5 million versus $13.3 million in the second quarter of 2002. The operating margin was 10.5% for the recent quarter versus 12.5% in the comparable quarter of 2002.
    The Company reported a net loss of $0.5 million in the second quarter of 2003, versus net income of $2.9 million in the second quarter of 2002. Had the Company not incurred a pretax charge of $2.5 million resulting from prepayment of several classes of debt in June of 2003, it would have reported a net profit for the recent quarter.
    Second quarter 2003 Credit Agreement EBITDA (see definition and reconciliation to net income (loss) following the last financial table in the accompanying tables) totaled $16.6 million versus $18.8 million in the like quarter of 2002. Dayton's Credit Agreement EBITDA margin (see definition following the last financial table in the accompanying tables) was 16.5% in the recent quarter versus 17.6% in the second quarter of 2002.
    Sales for the first half of 2003 totaled $168.5 million, versus $185.0 million in the year earlier period. Gross margins declined to 30.9% for the first half of 2003 versus 34.1% in the first half of 2002 as declining rental revenues impacted profitability. SG&A expenses for the six months declined 13.9% year-over-year as management continued its intense efforts to minimize costs. For the most recent six months, Dayton Superior achieved an operating margin of 6.8%, versus 8.8% in the first half of 2002. The Company reported a net loss of $5.9 million for the half versus the net loss of $17.3 million reported in the first half of 2002. Included in the first half 2002 loss was a goodwill write-down of $17.1 million after taxes. For the first half of 2003, Dayton Superior achieved Credit Agreement EBITDA (see definition and reconciliation to net income (loss) following the last financial table in the accompanying tables) of $23.7 million versus $27.1 million in the year earlier six months. The Company's Credit Agreement EBITDA margin (see definition following the last financial table in the accompanying tables) was almost fully maintained at 14.1% for the 2003 first half versus 14.6% in the 2002 first half.
    Stephen R. Morrey, Dayton Superior's President and Chief Executive Officer said, "The economic malaise which has characterized the U.S. economy in general, and the non-residential construction industry in particular, negatively impacted both our sales and our gross margins. We continued to make every effort to control our manufacturing costs and have sharply reduced our SG&A expenses in both dollar terms and relative to sales. During the quarter, we strengthened our financial position by selling $165 million of Senior Second Secured Notes in a private placement. Proceeds were used to prepay our acquisition credit facility and several outstanding term loans, as well as a portion of our revolving credit facility. Subsequently, we also repurchased a portion of our Senior Subordinated Notes. This debt offering, which was oversubscribed, not only enhances our liquidity, but allows us the financial flexibility under our covenants to implement additional strategic growth initiatives in the future. We believe these benefits outweigh the additional interest cost. Additionally, we announced on July 30th, the acquisition of certain assets of Safway Formwork Systems from ThyssenKrupp AG. Safway sells and rents European style concrete forming and shoring systems, an area in which our Symons division has become increasingly active."
    The Company has scheduled a conference call at 11:00 a.m. EDT, August 6, 2003 to discuss the second quarter 2003 results. The conference call can be accessed by dialing 1-303-224-6997. A replay of the call will be available from 2:00 p.m. EDT on August 6, 2003 through 11:59 p.m. on August 14, 2003 by calling 1-800-615-3210 and entering reservation #224002.

    Dayton Superior Corporation, with 2002 revenues of $378 million, is the largest North American manufacturer and distributor of metal accessories and forms used in concrete construction and metal accessories used in masonry construction and has an expanding construction chemicals business. The Company's products, which are marketed under the Dayton Superior(R), Dayton/Richmond(R), Symons(R), American Highway Technology(R) and Dur-O-Wal(R) names, among others, are used primarily in two segments of the construction industry: non-residential buildings and infrastructure construction projects.

    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking and tax laws; the amount of debt we must service; the effects of weather and the seasonality of the construction industry; our ability to implement cost savings programs successfully and on a timely basis; and Dayton Superior's ability to successfully integrate acquisitions on a timely basis. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

                            (tables follow)




                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)


                                        For the fiscal quarter ended:
                                         June 27, 2003  June 28, 2002

Net Sales                                     $100,265       $106,506

Cost of Sales                                   69,253         69,919
Gross Profit                                    31,012         36,587
Gross Margin                                      30.9%          34.4%

Selling, General & Administrative               20,054         22,788
Selling, General & Administrative %               20.0%          21.4%
Facility Closing and Severance Expenses            349            453
Amortization of Intangibles                        130             78
Operating Income                                10,479         13,268
Operating Margin                                  10.5%          12.5%

Interest Expense                                 9,012          8,407
Loss on Early Extinguishment
    of Long-Term Debt                            2,480             --
Other Expense                                       96             45
Income (Loss) Before Income Taxes               (1,109)         4,816
Pretax Margin                                    (1.1%)           4.5%

Provision (Benefit) for Income Taxes              (649)         1,926
Effective Tax Rate                                58.5%          40.0%


Net Income (Loss)                                ($460)        $2,890

Credit Agreement EBITDA(A)                     $16,561        $18,783

Credit Agreement EBITDA Margin(A)                 16.5%          17.6%

    (A) See definition and reconciliation to net income (loss) following the last financial table



                      Dayton Superior Corporation
                  Summary Income Statement, Unaudited
                            (in thousands)

                                               For the fiscal
                                              six months ended:
                                         June 27, 2003  June 28, 2002

Net Sales                                      $168,488      $185,008

Cost of Sales                                   116,476       121,904
Gross Profit                                     52,012        63,104
Gross Margin                                       30.9%         34.1%

Selling, General & Administrative                39,615        46,016
Selling, General & Administrative %                23.5%         24.9%
Facility Closing and Severance Expenses             744           574
Amortization of Intangibles                         259           151
Operating Income                                 11,394        16,363
Operating Margin                                    6.8%          8.8%

Interest Expense                                 17,073        16,413
Loss on Early Extinguishment
    of Long-Term Debt                             2,480            --
Other Expense                                       137           150
Loss Before Income Taxes                         (8,296)         (200)
Pretax Margin                                     (4.9%)        (0.1%)

Benefit for Income Taxes                         (2,446)          (80)
Effective Tax Rate                                 29.5%         40.0%
Net Loss Before Cumulative Effect of
  Change in Accounting Principle                 (5,850)         (120)

Cumulative Effect of Change in
  Accounting Principle,
 Net of Income Tax Benefit of $2,754                 --       (17,140)

Net Loss                                        ($5,850)     ($17,260)

Credit Agreement EBITDA(A)                      $23,733       $27,092

Credit Agreement EBITDA Margin(A)                  14.1%         14.6%

    (A) See definition and reconciliation to net loss following the last financial table



                      Dayton Superior Corporation
                        Segment Data, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                        June 27, 2003   June 28, 2002

Sales:
    Construction Products Group                $73,295        $80,710
    Symons                                      33,279         32,523
    Intersegment Eliminations                   (6,309)        (6,727)
                                              ---------      ---------
        Net Sales                             $100,265       $106,506

Income from Operations:
    Construction Products Group                 $8,306        $11,629
    Symons                                       8,972          7,402
    Corporate                                   (3,511)        (2,790)
    Intersegment Eliminations                   (3,288)        (2,973)
                                              ---------      ---------
        Income from Operations                 $10,479        $13,268



                                      For the fiscal six months ended:
                                       June 27, 2003    June 28, 2002

Sales:
    Construction Products Group               $120,676       $136,836
    Symons                                      58,041         59,171
    Intersegment Eliminations                  (10,229)       (10,999)
                                              ---------      ---------
        Net Sales                             $168,488       $185,008

Income from Operations:
    Construction Products Group                 $9,548        $15,698
    Symons                                      13,872         11,428
    Corporate                                   (6,545)        (5,805)
    Intersegment Eliminations                   (5,481)        (4,958)
                                              ---------      ---------
        Income from Operations                 $11,394        $16,363



                      Dayton Superior Corporation
                 Supplementary Information, Unaudited

                                             % Change 2003 vs. 2002
                                            Second Quarter First Half
Results of Operations:

Construction Products Group                         (9.2%)     (11.8%)
Symons                                                2.3%      (1.9%)

Net Sales                                           (5.9%)      (8.9%)
Gross Profit                                       (15.2%)     (17.6%)

Selling, General & Administrative                  (12.0%)     (13.9%)
Facility Closing & Severance Expenses              (23.0%)       29.6%
Amortization of Intangibles                          66.7%       71.5%

Operating Income                                   (21.0%)     (30.4%)

Credit Agreement EBITDA(A)                         (11.8%)     (12.4%)

    (A) See definition and reconciliation to net income (loss) following the last financial table.



                      Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                               As of:
                               Jun 27, 2003 Dec. 31, 2002 Jun 28, 2002
Summary Balance Sheet:
Cash                              $     --      $  2,404     $  4,597
Accounts Receivable, Net            70,575        61,165       70,338
Inventories                         52,311        47,911       55,360
Other Current Assets                15,676        17,257       16,357
Total Current Assets               138,562       128,737      146,652
Rental Equipment, Net               68,167        63,160       67,345
Property & Equipment, Net           61,699        61,246       60,918
Goodwill & Other Assets            119,072       120,828      121,274
Total Assets                      $387,500      $373,971     $396,189

Current Portion of
 Long-Term Debt                   $  1,167      $  6,991     $  5,485
Accounts Payable                    30,820        25,667       32,311
Other Current Liabilities           20,290        30,328       25,337
Total Current Liabilities           52,277        62,986       63,133
Long-Term Debt                     322,669       292,545      311,161
Other Long-Term Liabilities         22,118        22,681       22,325
Shareholders' Deficit               (9,564)       (4,241)        (430)
Total Liabilities &
  Shareholders' Deficit           $387,500      $373,971     $396,189




                      Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                      For the fiscal six months ended:
                                        June 27, 2003   June 28, 2002

Net Loss                                       ($5,850)      ($17,260)
Non-Cash Adjustments to Net Loss                  (508)        20,688
Changes in Assets and Liabilities              (18,749)       (28,963)
Net Cash Used in Operating Activities          (25,107)       (25,535)

Property, Plant and Equipment
   Additions, Net                               (3,727)        (4,630)
Rental Equipment Additions, Net                  4,198          5,404
Net Cash Provided By Investing
 Activities                                        471            774

Financing Activities                            21,743         24,194
Other, Net                                         489            175
Net Decrease in Cash                           ($2,404)         ($392)




                      Dayton Superior Corporation
       Definition and Reconciliation of Credit Agreement EBITDA
                    to Net Income (Loss), Unaudited
                            (in thousands)

                                        For the fiscal quarter ended:
                                        June 27, 2003   June 28, 2002

Net Income (Loss)                                $(460)        $2,890
Provision (Benefit) for Income Taxes              (649)         1,926
Other Expense                                       96             45
Loss on Early Extinguishment
    of Long-Term Debt                            2,480             --
Interest Expense                                 9,012          8,407
                                                 -----          -----
Income from Operations                         $10,479        $13,268
Facility Closing and Severance Expenses            349            453
Depreciation Expense                             5,603          4,984
Amortization of Intangibles                        130             78
                                                   ---             --
Credit Agreement EBITDA                        $16,561        $18,783

Credit Agreement EBITDA Margin:
    Credit Agreement EBITDA                    $16,561        $18,783
    Net Sales                                  100,265        106,506
                                               -------        -------
    Credit Agreement EBITDA Margin                16.5%          17.6%

                                               For the fiscal
                                              six months ended:
                                          June 27, 2003  June 28, 2002

Net Income (Loss)                              $(5,850)      $(17,260)
Cumulative Effect of Change
    in Accounting Principle                         --         17,140
Benefit for Income Taxes                        (2,446)           (80)
Other Expense                                      137            150
Loss on Early Extinguishment
    of Long-Term Debt                            2,480             --
Interest Expense                                17,073         16,413
                                                ------         ------
Income from Operations                         $11,394        $16,363
Facility Closing and Severance Expenses            744            574
Depreciation Expense                            11,336         10,004
Amortization of Intangibles                        259            151
                                                   ---            ---
    Credit Agreement EBITDA                    $23,733        $27,092

Credit Agreement EBITDA Margin:
    Credit Agreement EBITDA                    $23,733        $27,092
    Net Sales                                  168,488        185,008
                                               -------        -------
    Credit Agreement EBITDA Margin                14.1%          14.6%

    Note:

    Credit Agreement EBITDA, as defined in our credit agreement and as we use it in this press release, is calculated as net income (loss) before cumulative effect of change in accounting principle, interest expense, loss on early extinguishment of long-term debt, provision (benefit) for income taxes, depreciation expense, amortization of intangibles, facility closing and severance expenses, and other expense. Credit Agreement EBITDA margin, as we use it in this press release, is calculated as Credit Agreement EBITDA divided by net sales. Dayton Superior believes that certain investors may find Credit Agreement EBITDA to be a useful tool for measuring a company's ability to service its debt. Credit Agreement EBITDA does not represent net cash flows from operating activities, as defined by U.S. generally accepted accounting principles, and is not a substitute for operating income or net income (loss) as an indicator of operating performance or operating cash flows as a measure of liquidity. The way we calculate Credit Agreement EBITDA may differ from that used by other companies and, therefore, comparability may be limited.


    CONTACT: Dayton Superior
             Stephen R. Morrey, 937-428-7172
             Fax: 937-428-9115